Exhibit 99.2

SERVE ROBOTICS, INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$866,477	$2,715,719
Accounts receivable	15,071	23,697
Inventory	622,966	618,262
Prepaid expenses	114,982	81,339
Total current assets	1,619,496	3,439,017
Property and equipment, net	2,910,787	3,376,427
Right of use asset	1,110,836	1,215,968
Deposits	512,659	512,659
Total assets	$6,153,778	$8,544,071

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$226,225	$162,034
Accrued liabilities	6,500	37,434
Note payable, current	1,000,000	1,000,000
Right of use liability, current portion	494,842	483,186
Lease liability, current portion	2,221,582	2,214,348
Total current liabilities	3,949,149	3,897,002
Note payable, net of current portion	968,600	1,214,600
Simple agreements for future equity	16,686,862	13,150,745
Restricted stock award liability	160,009	162,747
Right of use liability	580,292	708,143
Lease liability	1,302,960	1,862,980
Total liabilities	23,647,872	20,996,217

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit):
Series Seed preferred stock, $0.00001 par value; 4,008,079 shares authorized, 3,847,756 shares issued and outstanding as of both March 31, 2023 and December 31, 2022	38	38
Series Seed-1 preferred stock, $0.00001 par value; 3,037,227 shares authorized, issued and outstanding as of both March 31, 2023 and December 31, 2022	30	30
Series Seed-2 preferred stock, $0.00001 par value; 2,599,497 shares authorized, issued and outstanding as of both March 31, 2023 and December 31, 2022	26	26
Series Seed-3 preferred stock, $0.00001 par value; 445,347 shares authorized, issued and outstanding as of both March 31, 2023 and December 31, 2022	4	4
Common stock, $0.00001 par value; 21,200,000 shares authorized, 8,612,580 and 8,913,072 shares issued and 8,202,299 and 8,495,771 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	82	85
Additional paid-in capital	31,331,414	31,234,035
Subscription receivable	(166,921)	(165,719)
Accumulated deficit	(48,658,767)	(43,520,645)
Total stockholders’ equity (deficit)	(17,494,094)	(12,452,146)
Total liabilities and stockholders’ equity (deficit)	$6,153,778	$8,544,071

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended
	March 31,
	2023	2022

Revenues	$40,252	$15,860
Cost of revenues	367,261	125,315
Gross loss	(327,009)	(109,455)

Operating expenses:
General and administrative	1,015,987	673,735
Operations	521,687	334,975
Research and development	2,082,949	2,715,718
Sales and marketing	279,582	111,768
Total operating expenses	3,900,205	3,836,196

Loss from operations	(4,227,214)	(3,945,651)

Other income (expense), net:
Interest expense, net	(41,744)	(1,000)
Change in fair value of simple agreements for future equity	(869,164)	4,506
Total other income (expense), net	(910,908)	3,506

Provision for income taxes	-	-
Net loss	$(5,138,122)	$(3,942,145)

Weighted average common shares outstanding - basic and diluted	8,349,035	8,714,784
Net loss per common share - basic and diluted	$(0.62)	$(0.45)

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

UNAUDITED

	Series Seed		Series Seed-1		Series Seed-2		Series Seed-3				Additional			Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)

Balances at December 31, 2021	3,527,110	$35	3,037,227	$30	2,599,497	$26	445,347	$4	8,850,184	$89	$29,985,728	$-	$(21,665,518)	$8,320,395
Issuance of Series Seed preferred stock	320,646	3	-	-	-	-	-	-	-	-	999,996	-	-	999,999
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(270,800)	(3)	3	-	-	-
Warrants issued in connection with note payable	-	-	-	-	-	-	-	-	-	-	49,000	-	-	49,000
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	9,026	-	-	9,026
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(3,942,145)	(3,942,145)
Balances at March 31, 2022	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,579,384	$86	$31,043,754	$-	$(25,607,663)	$5,436,275

Balances at December 31, 2022	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,495,771	$85	$31,234,035	$(165,719)	$(43,520,645)	$(12,452,146)
Vested restricted stock purchased with recourse notes									3,510	-	3,436	(1,202)	-	2,234
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(296,982)	(3)	-		-	(3)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	93,943	-	-	93,943
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,138,122)	(5,138,122)
Balances at March 31, 2023	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,202,299	$82	$31,331,414	$(166,921)	$(48,658,767)	$(17,494,094)

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(5,138,122)	$(3,942,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	465,640	9,458
Stock-based compensation	93,943	9,026
Change in fair value of simple agreements for future equity	869,164	(4,506)
Amortization of debt discount	4,000	1,000
Interest on recourse loan	(1,202)	-
Changes in operating assets and liabilities:
Accounts receivable	8,626	(12,640)
Inventory	(4,704)	(1,962,218)
Prepaid expenses	(33,643)	(443,505)
Accounts payable	64,191	714,517
Accrued liabilities	(30,239)	255
Right of use liabilities, net	(11,063)	42,050
Net cash used in operating activities	(3,713,409)	(5,588,708)
Cash flows from investing activities:
Purchase of property and equipment	-	(54,146)
Net cash used in investing activities	-	(54,146)
Cash flows from financing activities:
Proceeds from simple agreement for future equity	2,666,953	10,585,002
Proceeds from note payable	-	2,500,000
Repayments of note payable	(250,000)	-
Repayment of lease liability financing	(552,786)	-
Issuance of Series Seed preferred stock	-	999,999
Net cash provided by financing activities	1,864,167	14,085,001
Net change in cash and cash equivalents	(1,849,242)	8,442,147
Cash and cash equivalents at beginning of period	2,715,719	7,965,861
Cash and cash equivalents at end of period	$866,477	$16,408,008

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$40,630	$-

Supplemental disclosure of non-cash investing and financing activities:
Warrants issued in connection with note payable	$-	$49,000
Vested restricted stock purchased with recourse notes	$3,436	$-

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

1.	NATURE OF OPERATIONS

Serve Robotics, Inc. (the “Company”) is a corporation formed on January 15, 2021 under the laws of the State of Delaware. The Company is developing next generation robots for last-mile delivery services. The Company is headquartered in Redwood City, California.

In February 2021, the Company entered into a contribution and license agreement with Postmates, LLC, a Delaware limited liability company (“Postmates”). Pursuant to the agreement, Postmates transferred over certain contracts and agreements, intellectual property and patents and hardware and equipment to the Company. As the contribution was without consideration, the agreement did not have any effect on the Company’s financial statements.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained net losses of $5,138,122 and $3,942,145 for the three months ended March 31, 2023 and 2022, respectively and has negative cash flow from operations for the three months ended March 31, 2023 and 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Serve Robotics Canada Inc. All inter-company transactions and balances have been eliminated on consolidation.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the three-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the periods ended December 31, 2022 and 2021 and notes thereto that are included in the Company’s Form 8-K filed on June 23, 2023.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuations of common stock and options. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At March 31, 2023 and December 31, 2022, all of the Company’s cash and cash equivalents were held at one accredited financial institution. As of March 31, 2023 and December 31, 2022, the Company had $616,477 and $2,465,719, respectively, in excess of insured amounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

See Note 4 for fair value measurement disclosures.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Inventory

Inventory is stated at the lower of cost or market value and accounted for using the specific identification cost method. As of March 31, 2023 and December 31, 2022, inventory primarily consists of robotic component parts from the Company’s suppliers. Management reviews its inventory for obsolescence and impairment annually and did not record a reserve for obsolete inventory for the three months ended March 31, 2023 and 2022.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of the asset, which is three (3) to five (5) years for office equipment and two (2) years for the Company’s robot assets. Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheets and any resulting gains or losses are included in the statement of operations in the period of disposal.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606 – Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less. To date, The Company has not generated any revenue.

To date, the Company has generated initial revenues from its delivery services as well as branding fees. For delivery services, the Company satisfies its performance obligation when the delivery is complete, which is the point in time control of the delivered product transfers to the customer. The Company recognizes branding fees over time as performance obligations are completed over the term of the agreement.

During the three months ended March 31, 2023, delivery revenue was $25,252 and branding fees were $15,000, respectively. During the three months ended March 31, 2022, delivery revenue was $3,220 and branding fees were $12,640, respectively.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Cost of Revenue

Cost of revenue consists primarily of allocations of depreciation on robot assets used for revenue producing activities, personnel time related to revenue activities, and costs related to data, software and similar costs that allow the robots to function as intended and for the Company to communicate with the robots while in service.

Sales and Marketing

Sales and marketing expenses includes personnel costs and public relations expenses. Advertising costs are expensed as incurred and included in sales and marketing expense.

Operations

Operations expenses primarily consists of costs for field operations personnel.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. General and administrative expenses also include depreciation on property and equipment as well as amortization of right of use assets. These costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include product design, hardware and software costs.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016 02, Leases (ASC 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASC 842 on January 1, 2022 using the modified retrospective approach. The Company elected the package of practical expedients available for existing contracts, which allowed the Company to carry forward our historical assessments of lease identification, lease classification, and initial direct cots and did not require retrospective medication. The Company also elected a policy to not apply the recognition requirements of ASC 842 for short-term leases with a term of 12 months or less.

The Company determines if an arrangement is a lease, or includes an embedded lease, at inception for each contract or agreement. A contract is or contains an embedded lease if the contract meets all of the below criteria:

(i)	there is an identified asset

(ii)	the Company obtains substantially all of the economic benefits of the asset

(iii)	the Company has the right to direct the use of the asset

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

The operating lease ROU assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease.

Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating ROU asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of March 31, 2023 and December 31, 2022, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of March 31, 2023 and 2022 is as follows:

	March 31,
	2023	2022
Series Seed preferred stock (convertible to common stock)	3,847,756	3,847,756
Series Seed-1 preferred stock (convertible to common stock)	3,037,227	3,037,227
Series Seed-2 preferred stock (convertible to common stock)	2,599,497	2,599,497
Series Seed-3 preferred stock (convertible to common stock)	445,347	445,347
Common stock warrants	67,459	67,459
Preferred stock warrants	160,323	160,323
Stock options	1,344,782	734,378
Unvested restricted common stock issued not outstanding	413,791	-
Total potentially dilutive shares	11,916,182	10,891,987

Excluded in the table below are the number of shares that would be issuable upon the conversion of Simple Agreements for Future Equity, for which the number of shares are indeterminable.

Recently Adopted Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

4.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements as of March 31, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Simple agreement for future equity	$-	$-	$16,686,862	$-
	$-	$-	$16,686,862	$-

	Fair Value Measurements as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Simple agreement for future equity	$-	$-	$13,150,745	$-
	$-	$-	$13,150,745	$-

The Company measures the simple agreements for future equity at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the simple agreements for future equity related to updated assumptions and estimates are recognized within the statements of operations.

The simple agreements for future equity may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the simple agreements for future equity, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of the settlement outcomes include unobservable Level 3 inputs.

As of March 31, 2023 and December 31, 2022, the Company assumed a 90% and 85% probability, respectively, of a liquidity and/or equity financing events as the primary ultimate settlement outcomes of the future equity obligations. The Company calculated the potential number of shares to be converted based on the agreement terms (see Note 7) and the Company’s respective capitalization as of March 31, 2023 and December 31, 2022.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

The following table presents changes in Level 3 liabilities measured at fair value for the three month ended March 31, 2023:

Simple
Agreement For
Future Equity
Outstanding as of December 31, 2022	$13,150,745
Issuance of simple agreements for future equity	2,666,953
Change in fair value	869,164
Outstanding as of March 31, 2023	$16,686,862

5.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net:

	March 31,	December 31,
	2023	2022
Office equipment	$245,747	$245,747
Robot assets	3,561,288	3,561,288
Total	3,807,035	3,807,035
Less: accumulated depreciation	(896,248)	(430,608)
Property and equipment, net	$2,910,787	$3,376,427

Depreciation expense was $465,640 and $9,458 for the three months ended March 31, 2023 and 2022, respectively.

6.	NOTE PAYABLE

In March 2022, the Company entered into a promissory note with Silicon Valley Bank (“SVB”) for a principal amount of $2,500,000. The note matures on March 1, 2025 and bears interest at the greater of 3.25% or prime rate. The loan had interest-only payments through September 2022, and then requires monthly principal payments of $83,333, plus interest, beginning October 2022. During the three months ended March 31, 2023, the Company made repayments totaling $250,000 and $2,000,000 remained outstanding. Interest expense was $21,694 for the three months ended March 31, 2023, all of which was paid. The note is subject to subordination related to leased assets of the Company.

In connection with the note, the Company issued SVB 50,145 warrants to purchase common stock. The warrants have an exercise price of $0.39 per share, are immediately exercisable and have a term of 12 years. The fair value of the warrant was $49,000, which was recognized as a debt discount and will be amortized to interest expense over the life of the note. During the three months ended March 31, 2023, amortization of debt discount was $4,000.

As of March 31, 2023, note payable, net of unamortized discount of $31,400, was $1,968,600.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

7.	FUTURE EQUITY OBLIGATIONS

In 2023, the Company entered into Simple Agreements for Future Equity (“SAFE”) for aggregate purchase amounts of $2,666,953. The 2023 agreements, which provide the right of the investors to future equity in the Company, are subject to a valuation cap of $65.0 million. The agreements have a discount rate of 80%.

If there is a preferred equity financing before the termination of the SAFEs, on the initial closing of such equity financing, this SAFE will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price or Conversion Price. The Discount Price is the price per share of the Standard Preferred Stock sold in the equity financing multiplied by the Discount Rate. The Conversion Price is 1) the Safe Price or (2) the Discount Price, whichever calculation results in a greater number of shares of Safe Preferred Stock. The SAFE price is the price per share equal to the valuation cap divided by the Company’s dilutive shares outstanding.

8.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has issued Series Seed, Series Seed-1, Series Seed-2 and Series Seed-3 convertible preferred stock (collectively referred to as “Preferred Stock”). As of March 31, 2023, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue a total of 10,090,150 shares of Preferred Stock, of which 4,008,079 shares were designated as Series Seed Preferred Stock, 3,037,227 shares were designated as Series Seed-1 Preferred Stock, 2,599,497 shares were designated as Series Seed-2 Preferred Stock and 445,437 shares were designated as Series Seed-3 Preferred Stock. The Preferred Stock has a par value of $0.00001 per share.

The liquidation preferences were as follows:

	March 31,	December 31,
	2023	2022
Series Seed preferred stock	$10,999,998	$10,999,998
Series Seed-1 preferred stock	3,699,950	3,699,950
Series Seed-2 preferred stock	5,674,962	5,674,962
Series Seed-3 preferred stock	1,250,000	1,250,000
	$21,624,910	$21,624,910

Transactions

In February 2022, the Company issued 320,646 shares of Series Seed Preferred Stock for gross proceeds of $999,999, or $3.12 per share.

Common Stock

After the Company’s amended to its certificate of incorporation in February 2022, the Company authorized 21,200,000 shares of common stock at $0.00001 par value as of March 31, 2023.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Restricted Common Stock

During 2022, the Company issued 420,811 shares of restricted common stock for recourse notes totaling $164,116. The shares were issued with a corresponding note receivable, a recourse loan that was collateralized by the underlying shares. The Company plans to enforce the recourse terms for the holders. As such, in accordance with ASC 505-10-45-2, the Company recognized a subscription receivable of $165,719, inclusive of interest on the note, which is included as a contra-equity on the consolidated balance sheets. The Company recorded a corresponding restricted stock award liability of $162,747 for the potential settlement if the call right for the shares of restricted common stock is exercised and unvested shares repurchased. The Company reduced the liability and increased additional paid-in capital for the value of the note associated with vested shares no longer subject to the call right. During the three months ended March 31, 2023, 3,510 shares of restricted common stock vested for a value of $3,436. As of March 31, 2023, the subscription receivable balance was $166,921 and the corresponding restricted stock award liability was $160,009.

As of March 31, 2023, inclusive of founders’ restricted stock issued in 2021, 3,388,508 shares of common stock had vested and 8,202,299 total share of common stock were outstanding. Total issued shares of common stock was 8,612,580, which includes the shares of restricted stock issued with the recourse note.

During the three months ended March 31, 2023 and 2022, the Company recorded stock-based compensation pertaining to vesting of restricted common stock of $71,362 and $0, respectively.

During the three months ended March 31, 2023 and 2022, the Company repurchased restricted stock awards of 296,982 and 270,800 shares of common stock, respectively, for nominal value.

9.	STOCK-BASED COMPENSATION

Serve Robotics 2021 Equity Incentive Plan

The Company has adopted the Serve Robotics 2021 Equity Incentive Plan (“2021 Plan”), as amended and restated, which provides for the grant of shares of stock options and stock appreciation rights (“SARs”) and restricted common shares to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 6,061,808 shares as of March 31, 2023. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. As of March 31, 2023, there were 4,717,026 shares available for grant under the 2021 Plan. Stock options granted under the 2021 Plan typically vest over a four-year period, with a one-year cliff as well as via specified milestones.

A summary of information related to stock options for the three months ended March 31, 2023 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2022	1,071,946	$0.39	$-
Granted	317,660	0.40
Exercised	-
Forfeited	(44,824)	0.39
Outstanding as of March 31, 2023	1,344,782	$0.39	$10,271

Exercisable as of March 31, 2023	253,323	$0.39	$2,533
Exercisable as of December 31, 2022	211,730	$0.39	$-

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

As of March 31, 2023, the weighted average duration to expiration of outstanding options was 9.17 years.

Stock-based compensation expense for stock options of $22,581 and $9,026 was recognized under ASC 718 for the three months ended March 31, 2023 and 2022, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to approximately $293,000 as of March 31, 2023, which will be recognized over a weighted average period of 2.29 years.

The stock options were valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	Three Months Ended
	March 31,
	2023	2022
Risk-free interest rate	3.58%	2.98%
Expected term (in years)	6.27	6.0-6.3
Expected volatility	75.0%	79.1%
Expected dividend yield	0%	0%

Warrants

In connection with the SVB note (see Note 6), the Company issued 50,145 warrants to purchase common stock. The warrants have an exercise price of $0.39 per share, are immediately exercisable and have a term of 12 years. The fair value of the warrant was $49,000. The Black-Scholes inputs used were similar to those described in stock-options above, other than the contractual term was used for expected life.

As of March 31, 2023 and December 31, 2022, there were 67,459 common stock warrants outstanding and 160,323 preferred stock warrants outstanding. The Company did not recognize any stock-based compensation expense pertaining to these warrants during the three months ended March 31, 2023 or 2022.

Classification

Stock-based compensation expense for stock options was classified in the statements of operations as follows:

	Three Months Ended
	March 31,
	2023	2022
General and administrative	$9,980	$1,089
Operations	8,428	422
Research and development	72,271	7,349
Sales and marketing	3,264	166
	$93,943	$9,026

10.	COMMITMENTS AND CONTINGENCIES

Leases – Right of Use Asset and Liability

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

The components of lease costs are as follows:

		Three Months Ended
	Financial Statement	March 31,
Type	Line Item	2023	2022
Operating lease	General and administrative	$209,386	$86,547
Total lease costs		$209,386	$86,547

Supplemental cash flow information related to leases are as follows:

	Three Months Ended March 31,
	2023	2022
Operating cash flows paid for operating leases	$209,386	$80,205
Right-of-use assets obtained in exchange for operating lease obligations	$-	$944,188

Supplemental balance sheet information related to leases are as follows:

	March 31,	December 31,
	2023	2022
Weighted-average remaining lease term (in years)	2.06	2.30
Weighted-average discount rate	7.25%	7.25%

Finance Lease – Failed Sales-Leaseback

In November 2022, the Company entered into a lease agreement with Farnam Capital for its next-generation of robot assets. As per ASC 842-40-25-1, the transaction was considered a failed sales-leaseback and therefore the lease was accounted for as a financing agreement. In total, the Company received proceeds of $3,561,288 related to robot assets constructed with the same value that are held as collateral. The agreement calls for payments through October 31, 2024 of $189,262 and required a security deposit of $378,524. During the three months ended March 31, 2023, the Company made repayments totaling $552,786. The outstanding liability at March 31, 2023 was $3,524,542. The Company has the option to purchase the assets at the end of the lease for 40% of the original equipment cost.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

11.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 16, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

In April 2023, the Company received bridge financing totaling $3,000,000 in principal, due in six months from the note date. The bridge financing bear interest at 10% per annum and are payable six months from the date of the bridge financing, subject to conversion. Upon the Company’s planned reverse merger (“PIPE Offering”), the note will convert into shares of common stock at a conversion price equal to 80% of the price per the PIPE offering. Th note is secured by the assets of the Company, and subordinated to the Company’s Silicon Valley Bank loan.

In connection with the bridge financing, the Company granted the lender warrants to purchase common stock equal to 50% of the number of shares of common stock into which the loan is convertible into.